Exhibit 99.5

SILYNXCOM LTD.

19 Yad Ha’Harutzim St.
Netanya, 4250519, Israel

January 10, 2024

VIA EDGAR

Division of Corporation Finance

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Silynxcom Ltd. – Registration Statement on Form F-1

Registrant’s Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Silynxcom Ltd., a foreign private issuer incorporated in Israel (the “Company”), is making this representation in connection with the Company’s filing on the date hereof of an amendment to its registration statement on Form F-1 (as amended, the “Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements as of December 31, 2021 and 2022 and for each of the two fiscal years ended December 31, 2022 and 2021, and unaudited interim consolidated financial statements as of June 30, 2023, and for each of the six-month periods ended June 30, 2023 and 2022.

Item 8.A.4 of Form 20-F states that in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements as of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.4. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, as amended and in effect as of the date hereof, which provides that a company may instead comply with the 15-month requirement “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1. The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any period subsequent to December 31, 2022.

2. Compliance with Item 8.A.4 at present is impracticable and involves undue hardship for the Company.

3. The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2023 will be available until April 2024.

4. In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

Silynxcom Ltd.

/s/ Nir Klein
By:	Nir Klein
Title:	Chief Executive Officer